As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERBOW RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3940661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher M. Abundis

Executive Vice President, Chief Financial Officer,

General Counsel & Secretary

SilverBow Resources, Inc.

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Telephone: (346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,341,990	$27.99	$37,562,300.10	$3,482.03

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of class A common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s common stock on October 6, 2021, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2021

Prospectus

1,341,990 shares of Common Stock

The selling stockholders named in this prospectus (the “selling stockholders”), should they choose to do so after the effectiveness of this registration statement, may offer up to 1,341,990 shares of common stock, $0.01 par value per share (the “Common Stock”), of SilverBow Resources, Inc. (the “Company”). Such shares were issued by the Company to the selling stockholders in connection with an acquisition by the Company pursuant to purchase and sale agreements between the Company and the selling stockholders, dated August 12, 2021 (the “Purchase Agreements”). All of these shares of stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of Common Stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. The selling stockholders may offer and sell our Common Stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, the selling stockholders may offer and sell these securities from time to time, together or separately. If the selling stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SBOW.” The last reported sale price of our Common Stock on October 7, 2021, as reported by the NYSE, was $27.77 per share.

See the section entitled “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2021.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “SilverBow Resources” “Company,” “we,” “us,” or “our” are to SilverBow Resources, Inc. and, as applicable, its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, including disruptions in the oil and gas industry;

•

actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries) with respect to oil production levels and announcements of potential changes in such levels;

•

operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;

•	shut-in and curtailment of production due to decreases in available storage capacity or other factors;

•	volatility in natural gas, oil and NGL prices;

•	future cash flows and their adequacy to maintain our ongoing operations;

•	liquidity, including our ability to satisfy our short- or long-term liquidity needs;

•	our borrowing capacity and future covenant compliance;

•	operating results;

•	asset disposition efforts or the timing or outcome thereof;

•	ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	timing, cost and amount of future production of oil and natural gas;

•	impairments on our properties due to lower commodity prices;

•	availability of drilling and production equipment or availability of oil field labor;

•	availability, cost and terms of capital;

•	timing and successful drilling and completion of wells;

•	availability and cost for transportation of oil and natural gas;

•	costs of exploiting and developing our properties and conducting other operations;

•	competition in the oil and natural gas industry;

•	general economic conditions;

•	opportunities to monetize assets;

•	our ability to execute on strategic initiatives;

•	effectiveness of our risk management activities including hedging strategy;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation of the oil and natural gas industry;

•	developments in world oil and natural gas markets and in oil and natural gas-producing countries;

•	uncertainty regarding our future operating results; and

•	other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the SEC.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this report are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under in the section entitled “Risk Factors” beginning on page 6 of this prospectus, as well as the other documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021 and for the quarter ended June 30, 2021, filed with the SEC on August 5, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 18, 2021, August 4, 2021, August 13, 2021 and August 13, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed May 2, 2017, as updated by  Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as subsequently amended or updated for the purpose of updating the description of our common stock.

In addition, all documents filed after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.

We file annual, quarterly and other reports and other information with the SEC (File No. 1-8754). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.sbow.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.sbow.com, or by writing or calling us at the following address:

Investor Relations Department

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

THE COMPANY

SilverBow is an independent oil and gas company headquartered in Houston, Texas. The Company’s strategy is focused on acquiring and developing assets in the Eagle Ford Shale located in South Texas where it has assembled approximately 170,000 net acres across five operating areas. SilverBow’s acreage position in each of its operating areas is highly contiguous and designed for optimal and efficient horizontal well development. The Company has built a balanced portfolio of properties with a significant base of current production and reserves coupled with low-risk development drilling opportunities and meaningful upside from newer operating areas.

Our principal executive offices are located at 920 Memorial City Way, Suite 850, Houston, Texas 77024. The telephone number of our principal executive offices is (281) 874-2700. Our corporate website address is http://www.sbow.com. The information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, we are authorized to issue up to 50,000,000 shares of stock, including up to 40,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of October 6, 2021, we had 14,726,001 shares of common stock and no shares of preferred stock issued and outstanding.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our First Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our First Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (“DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend and we intend to continue our policy of using retained earnings for expansion of our business.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we or the selling stockholders offer and issue under this prospectus will also be fully paid and non-assessable.

No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Section 1123. We are prohibited from issuing any nonvoting equity securities to the extent required under Section 1123(a)(6) of the U.S. Bankruptcy Code and only for so long as Section 1123 of the U.S. Bankruptcy Code is in effect and applicable to us.

Listing. Our outstanding shares of common stock are listed on the NYSE under the symbol “SBOW.” Any additional common stock we issue will also be listed on the NYSE.

Preferred Stock

The Board can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

We have elected to not be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Our Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•

provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors, subject to the terms of the Nomination Agreement (as defined below);

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or certain board designation rights, and subject to the terms of the Nomination Agreement, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	provide that our Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding voting stock;

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provide that special meetings of our stockholders may only be called by our Chairman of the Board, Chief Executive Officer or by a majority of the total number of directors which the Company would have if there were no vacancies;

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authorize the Board to adopt resolutions providing for the issuance of undesignated preferred stock. This ability makes it possible for the Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by the Board, subject to the terms of the Nomination Agreement;

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy proposals) to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide that our Bylaws may be amended by the Board; and

•

provide that that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or (4) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Certificate of Incorporation regarding exclusive forum. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Director Nomination Agreement

In connection with our emergence from bankruptcy on April 22, 2016 (the “Effective Date”), we entered into the Director Nomination Agreement (the “Nomination Agreement”) with Strategic Value Partners, LLC (“SVP”) and certain other consenting noteholders named therein (the “Consenting Noteholders”). The Nomination Agreement is referenced in the Certificate of Incorporation as necessary to effectuate its terms. Pursuant to the Nomination Agreement:

(1) following the expiration of the initial terms of the Board, the Board will consist of seven members as follows:

(a)	the Chief Executive Officer of the Company, which shall be a Class III Director;

(b)

two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class III Director; provided, that (i) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(c)

two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director), which shall be two Class II Directors; provided, that (i) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) except as set forth in section (d) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(d)

for the purposes of calculating the equity percentage in clauses (i) and (ii) of section (c), with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (i) and (ii) of section (c). For the purposes of section (c), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (ii) of section (c) is satisfied; and

(e)

one independent director and one additional director (which will be the Non-Executive Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be a Class I Director and a Class III Director, respectively.

(2) for so long as such persons are entitled to designate a nominee for director under the terms thereof, SVP and the Consenting Noteholders have the right to remove the respective directors nominated by them pursuant to the Nomination Agreement, and to designate an individual to fill the vacancy created by such removal or upon any other removal of such person as director under the Certificate of Incorporation or Bylaws on the date of such replacement designation.

The Nomination Agreement terminates upon the earlier to occur of (x) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8% or (y) the delivery of written notice to the Company by all of the Consenting Noteholders, requesting the termination of the Nomination Agreement. Further, at such time as a particular Consenting Noteholder no longer beneficially owns any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.

Negative Control Rights of Consenting Noteholders

Pursuant to the Certificate of Incorporation, at any time in which one or more directors designated by SVP or the Consenting Noteholders is serving on the Board and Consenting Noteholders own at least 50% of the Company’s issued and outstanding shares of common stock, the Company shall not take any of the following actions if Consenting Noteholders that are party to the Nomination Agreement and that hold in the aggregate at least 50% of the Company’s issued and outstanding shares of common stock object to such action in writing pursuant to the procedures set forth in the Certificate of Incorporation:

(a) the sale or other disposition of assets of the Company or any of its subsidiaries, in any single transaction or series of related transactions, with a fair market value in the aggregate in excess of $75 million, other than (i) any such sales or dispositions to or among the Company and its subsidiaries and (ii) the sale or disposition of hydrocarbons, accounts receivable, surplus or obsolete equipment (excluding the disposition of oil and gas in place and other interests in real property and volumetric production payments) in the ordinary course of business;

(b) any sale, recapitalization, liquidation, dissolution, winding up, bankruptcy event, reorganization, consolidation, or merger of the Company or any of its subsidiaries;

(c) issuing or repurchasing any shares of common stock or other equity securities (or securities convertible into or exercisable for equity securities) of the Company in an amount that is in the aggregate in excess of $5 million, other than (i) pursuant to employee benefit and incentive plans and (ii) the repurchase of capital stock deemed to occur upon the exercise of stock options or other equity awards to the extent such capital stock represents a portion of the exercise price of those stock options or other equity awards and any repurchase of capital stock made in lieu of or to satisfy withholding or similar taxes in connection with any exercise or exchange of stock options, warrants, equity incentives, other equity awards or other rights to acquire capital stock;

(d) incurring any indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person or entity), in any single transaction or series of related transactions, that is in the aggregate in excess of $75 million, other than (i) any indebtedness incurred to refinance indebtedness issued for less than $75 million (which such amount shall be calculated in the aggregate for any series of related transactions), (ii) intercompany indebtedness, (iii) hedging obligations in the ordinary course of business and not for speculative purposes and (iv) other indebtedness in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guarantees of obligations in the ordinary course of business;

(e) entering into any proposed transaction or series of related transactions involving a Change of Control of the Company, which for purposes of this provision, “Change of Control” shall mean any transaction resulting in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total outstanding equity interests of the Company (measured by voting power rather than number of shares);

(f) entering into or consummating any material acquisition of businesses, companies or assets (whether through sales or leases) or joint ventures, in any single transaction or series of related transactions, in the aggregate in excess of $75 million;

(g) increasing or decreasing the size of the Board;

(h) amending the Certificate of Incorporation or the Bylaws of the Company; and

(i) entering into any arrangements or transactions with affiliates of the Company.

The foregoing provisions are not intended to eliminate or reduce any fiduciary duties a member of the Board may have to any stockholder or group of stockholders of the Company that may otherwise exist under the DGCL. Consenting Noteholders are entitled to advanced notice of the foregoing proposed actions in the manner provided in the Certificate of Incorporation.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

This prospectus relates to 1,341,990 shares of our Common Stock, which were issued by the Company to the selling stockholders in connection with acquisitions by the Company pursuant to the Purchase Agreements. The filing of the registration statement of which this prospectus forms a part is pursuant to our obligations under the registration rights agreements, dated October 1, 2021, between the Company and the selling stockholders, which were executed in connection with the Purchase Agreements. An aggregate of 75,723 shares of Common Stock have been deposited into escrow with JPMorgan Chase Bank, N.A. under the terms of an escrow agreement to support the sellers’ indemnification obligations under the Purchase Agreements and will be released from the escrow account in accordance with the terms of the Purchase Agreements and related escrow agreement. We refer to these shares as the “Escrow Shares.” We agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

The information contained in the table below in respect of the selling stockholders (including the number of shares of Common Stock beneficially owned and the number of shares of Common Stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of Common Stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of Common Stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of Common Stock is based upon the assumption that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Except as described in the footnotes to the following table, the selling stockholders named in the table have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Common Stock in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

As of October 6, 2021, there were 14,726,001 shares of our Common Stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
PetroEdge Energy IV LLC(1)	748,758	5.08%	748,758	0	0%
Sierra EF, LP(2)	440,140	2.99%	440,140	0	0%
Tri-C Energy Partners I, LLC(3)	153,092	1.04%	153,092	0	0%

(1)

Includes 41,303 Escrow Shares. Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews are the individual members of Post Oak Energy Holdings, LLC, which is the General Partner of Post Oak Energy Capital, LP. Post Oak Energy Capital, LP designates the majority of the board of managers of PetroEdge Energy IV LLC, which is managed by its board of managers. As such, Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews have shared voting and investment power with respect to the shares held by PetroEdge Energy IV LLC.

(2)

Includes 25,241 Escrow Shares. Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews are the individual members of Post Oak Energy Holdings, LLC, which is the General Partner of Post Oak Energy Capital, LP. Post Oak Energy Capital, LP designates the majority of the board of managers of Sierra EF GP, LLC, which is managed by its board of managers. Sierra EF GP, LLC is the General Partner of Sierra EF, LP. As such, Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews have shared voting and investment power with respect to the shares held by Sierra EF, LP.

(3)

Includes 9,179 Escrow Shares. Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews are the individual members of Post Oak Energy Holdings, LLC, which is the General Partner of Post Oak Energy Capital, LP. Post Oak Energy Capital, LP designates the majority of the board of managers of Tri-C Energy Partners I, LLC, which is managed by its board of managers. As such, Messrs. Frost W. Cochran, Philip A. Davidson, Clint S. Wetmore and Ryan J. Matthews have shared voting and investment power with respect to the shares held by Tri-C Energy Partners I, LLC.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

1.	privately negotiated transactions;

2.	underwritten transactions;

3.	exchange distributions and/or secondary distributions;

4.	sales in the over-the-counter market;

5.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

6.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

7.

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

8.	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

9.	short sales;

10.	through the writing of options on the shares, whether or not the options are listed on an options exchange;

11.	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

12.	a combination of any such methods; and

13.	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling stockholders by their own respective counsel.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information set forth or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values in the report prepared by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by SilverBow Resources in connection with the sale of securities being registered hereby. All amounts are estimates, except the registration fee.

Item	Amount
SEC registration fee	$3,482.03
Accounting fees and expenses		*
Legal fees and expenses		*
Trustees’ fees and expenses		*
Printing and engraving expenses		*
Listing fees		*
Miscellaneous		*

Total		*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors

Delaware General Corporation Law

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted in accordance with, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

Article XI of the Certificate of Incorporation provides that the Company’s directors shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such elimination or limitation of liability is not permitted under the.

Article XV of the Certificate of Incorporation provides that each person who at any time is or was a director or officer of the Company, or any person who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership (limited or general), joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans), shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person in defending any proceeding in advance of its final disposition from the Company as, and to the fullest extent, permitted by applicable laws. The rights conferred in Article XV of the Certificate of Incorporation are

not exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of the Certificate of Incorporation, Bylaws, a separate agreement, vote of stockholders or disinterested directors or otherwise.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and certain of its officers. Under the terms of the indemnification agreements, the Company has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the DGCL. Also, as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending any such action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.

Directors’ and Officers’ Liability Insurance

The Nomination Agreement provides that the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to SVP and the Consenting Noteholders. As a result, the Company maintains directors’ and officers’ liability insurance.

The above discussion of Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation, the indemnification agreements and the Company’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is qualified in its entirety by reference to such statute and each respective document.

Item 16.	Exhibits

Exhibit Number	Description

3.1	First Amended and Restated Certificate of Incorporation of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).

3.2	First Amended and Restated Bylaws of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).

4.1	Form of stock certificate for common stock, $0.01 par value per share (incorporated by reference as Exhibit 4.6 to the Company’s Form S-8 filed April 27, 2016, File No. 333-210936).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1*	Registration Rights Agreement, dated October 1, 2021, by and between SilverBow Resources, Inc. and PetroEdge Energy IV LLC.

10.2*	Registration Rights Agreement, dated October 1, 2021, by and between SilverBow Resources, Inc. and Sierra EF, LP.

10.3*	Registration Rights Agreement, dated October 1, 2021, by and between SilverBow Resources, Inc. and Tri-C Energy Partners I, LLC.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of H.J. Gruy and Associates, Inc.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 8, 2021.

SILVERBOW RESOURCES, INC.

By:	/s/ Sean C. Woolverton
Name:	Sean C. Woolverton
Title:	Chief Executive Officer and Director

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Sean C. Woolverton and Christopher M. Abundis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on October 8, 2021.

Signature	Title

/s/ Sean C. Woolverton Sean C. Woolverton	Chief Executive Officer and Director (principal executive officer)

/s/ Christopher M. Abundis Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel & Secretary (principal financial officer)

/s/ W. Eric Schultz W. Eric Schultz	Controller

/s/ Marcus C. Rowland Marcus C. Rowland	Chairman of the Board

/s/ Michael Duginski Michael Duginski	Director

/s/ Gabriel L. Ellisor Gabriel L. Ellisor	Director

/s/ David Geenberg David Geenberg	Director

Signature	Title

/s/ Christoph O. Majeske Christoph O. Majeske	Director

/s/ Charles W. Wampler Charles W. Wampler	Director